DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 Exhibit 10.24 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED. Terms of Services and Addendum to Term of Services Terms of Service This document contains the Applied Digital Corporation (“APLD”) Terms of Service (“TOS”) and is a binding agreement between APLD and the customer utilizing the APLD Compute Platform (“Customer”) as of the creation of Customer’s account on the APLD Compute Platform (“Account”), and covers all of APLD’s websites, services, products and solutions (the “APLD Services”). The acceptance of these TOS is required to use APLD Services, and Customer may only use APLD Services if Customer agrees that it has read, understood, and consented to be bound by these TOS. By creating an Account and using APLD Services, the Customer represents to APLD that: ● The creation of an Account and use of APLD Services is in compliance with all laws, rules and regulations applicable to Customer. ● In the case where Customer is a natural person, he/she is (a) 18 years of age or older; and (b) has sufficient legal consent, permission, and capacity to use APLD Services in applicable jurisdiction(s). ● In the case where a natural person is creating an Account and using APLD Services on behalf of a company, organization, or other entity, he/she has the authority to bind that company, organization or other entity to these TOS and agrees to be legally bound by these TOS on behalf of such entity. There are other contractual documents that apply to the Customer’s use of the APLD Compute Platform as a Covered Service, and the terms contained in those documents are incorporated herein by reference. Customer should review these other documents, which can be found below: ● Data Processing Agreement (“DPA”), which contains the applicable terms for APLD processing certain types of data on Customer’s behalf. Customer is responsible to determine and must alert APLD immediately if Customer is subject to any data protection laws that require a DPA with APLD. ● Acceptable Use Policy (“AUP”) ● Privacy Policy, which outlines how APLD may collect, use and/or share Customer Data in connection with the APLD Services. Service Level Objectives APLD provides the APLD Compute Platform to Customer at the following service level objectives (the "Service Level Objective" or "SLO") Covered Service Monthly Uptime Percentage Instances in a Single Region >= 98.8% In the event that APLD does not meet the applicable SLO, and if Customer is otherwise in good standing and meeting its obligations under these TOS and any other applicable agreements with APLD, Customer will be eligible to receive certain financial credits described below (“Financial Credits”). The Financial Credits are Customer’s sole and exclusive remedy for any failure by APLD to meet the SLO. If APLD authorizes the resale or supply of the APLD Compute Platform under an APLD compute partner or reseller program, all references to Customer in this TOS shall mean such partner or reseller (as applicable), and any Financial Credit(s) will only apply for the impacted partner or reseller order(s). The Customer and APLD will agree to use the Customer provided software alongside their software to measure server uptime. The software will ping the servers periodically and log the results. It is available to the Partner upon request. The software will determine downtime on a per server basis. Definitions The following definitions apply to these TOS: ● “Customer Data” means: o All data uploaded by Customer to APLD infrastructure and; o All data created by Customer on APLD infrastructure. ● “Downtime” means:

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 2 o For cluster instances: loss of external connectivity or persistent disk access for the Single Instance or, with respect to Instances in Multiple Regions, all applicable running instances, or inability for the Customer to use the system for the contracted purpose, including conditions such as: unacceptably high latency, GPUs not responding to health checks, server not having access to shared and local file systems, and appropriate Infiniband and ethernet connectivity. o Downtime does not include loss of external connectivity as a result of outages in upstream transit provider networks if Customer is acquiring connectivity on a pass-through basis from APLD. If so, the respective carrier terms of service will apply. “Downtime Period” means a period of one or more consecutive minutes of Downtime. Partial minutes or intermittent Downtime for a period of less than one minute will not be counted towards any Downtime Periods. ● “Financial Credit” means the following for a Single Region: Monthly Uptime Percentage Percentage of monthly bill for a Single Instance affected which did not meet SLO that will be credited to future monthly bills of Customer < 98.8% Each % not delivered ● “Instances in Multiple Regions” means cluster instances hosted as part of the Compute Service where instances are placed across two or more Regions. ● “Monthly Uptime Percentage” means total number of minutes in a month, minus the number of minutes of Downtime suffered from all Downtime Periods in a month, divided by the total number of minutes in a month. ● “Region” means the applicable region described in the APLD Compute Platform Service documentation provided to Customer, denoted by physical location, such as HPC01, SLC01 as may be updated by APLD from time to time. ● “Single Instance” means a single cluster instance hosted as part of the APLD Compute Platform Service Default Payment Terms and Billing All compute usage fees are subject to change by APLD. APLD Services other than prepaid rendering services will be billed monthly in arrears based on Customer’s prior month’s usage, which will be billed at the then current on-demand usage rates, and unless agreed to otherwise with APLD, all fees are due and payable upon receipt of invoice. All invoices under [***] will be automatically charged to the Customer’s specified Payment Method. All invoices for [***] or more must be paid by bank transfer (ACH or Wire), payable within 15v days of receipt of the invoice. APLD reserves the right to deactivate, terminate, prevent access to, disable services for, and/or suspend or delete a Customer’s Account or access to any APLD Services at any time for nonpayment, late payment or failure to maintain at all times current, valid, complete and accurate Payment Methods. Fees for either Reserved Compute Instances or Bulk Credits are due and payable in accordance with the Order Forms therefore. Customer is responsible for any duties, customs fees, taxes, and related penalties, fines, audits, interest and back- payments relating to Customer’s use or purchase of any APLD Services, including but not limited to national, state or local sales taxes, use taxes, value-added taxes (VAT) and goods and services taxes (GST) (collectively, "Taxes"). Unless otherwise stated, APLD’s pricing policies do not include and are not discounted or enhanced for any Taxes. If APLD becomes obligated to collect or pay Taxes in connection with Customer’s use or purchase of services, such Taxes will be invoiced as part of a billing process or collected at the time of purchase. In certain states, countries and territories, the purchase of APLD Services may be subject to certain Taxes, and if so, APLD may collect such Taxes and remit them to the appropriate taxing authority. Customer must also provide any tax identification information that is necessary for compliance with these tax obligations. Customer is solely responsible for any misrepresentations made or non-compliance caused with respect to Taxes. Currently there are no known or anticipated taxes, however if a tax becomes chargeable in the future, such tax will be added to the price. Both parties agree that pricing is a material term of this agreement, and that future unanticipated taxes could materially frustrate the purpose of entering into the agreement. Future taxes must be communicated in writing before they are assessed against either party. Should future taxes be introduced into the price that exceed five percent of the annual contract value, the parties will have a 14 day period to renegotiate the agreement or have the right to quit the agreement without penalty of any kind.

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 3 With respect to prepaid rendering credits, all credits are revocable or subject to early expiration for violations, including for abuse, misrepresentation of Billing Information, unauthorized transfer, or illegal conduct by Customer. With respect to either Reserved Compute Instances or Bulk Credits purchased by Customer pursuant to an Order Form, if, at any time during the Term of the Order Form, Customer’s use thereof materially violates these TOS, APLD may cancel the Order Form upon written notice to Customer, with such cancellation to be effective as of the last day of the month in which Customer’s violation occurred (the “Cancellation Date”), and APLD may suspend Customer’s use of the Reserved Compute Instances or Bulk Credits, as the case may be, immediately upon Customer’s violation or APLD’s discovery thereof. In the event that APLD cancels an Order Form pursuant to these TOS, Customer will be entitled to a refund equal to the prorated balance of the purchase price from the Cancellation Date through the end of the Term of the Order Form; provided, however, that Customer’s committed utilization of Reserved Compute Instances or use of Bulk Credits, as the case may be, from the effective date of the Order Form through the Cancellation Date will be charged at APLD’s on-demand rates then in effect and will offset any refund issued. Customer Must Request Financial Credit In order to receive any of the Financial Credits described above, Customer must notify APLD technical support within [***] calendar days from the date Customer becomes eligible to receive a Financial Credit. Customer must also provide APLD with server log files showing loss of external connectivity errors and the date and time those errors occurred. If Customer does not comply with these requirements, Customer will forfeit its right to receive a Financial Credit. If a dispute arises with respect to Financial Credits, APLD will make a determination in good faith based on its system logs, monitoring reports, configuration records, and other available information, which APLD will make available for audit by Customer at Customer’s request. Maximum Financial Credit Financial Credits will be made in the form of a monetary credit applied to future use of APLD Services and will be applied within sixty (60) days after the Financial Credit was requested. Customer acknowledges and agrees that any Financial Credits for loss or interruption of compute power, constituting a Downtime Period, shall be ratably calculated based on the Term of an Order Form and granted in accordance with the TOS. Financial Credit Exclusions Financial Credits do not apply to any: (a) features designated pre-general availability (unless otherwise set forth in the associated documentation), (b) features excluded from these TOS (in the associated documentation), or (c) errors: (ii) that resulted from Customer’s software or hardware or third party software or hardware, or both; (iii) that resulted from abuses or other behaviors that violate these TOS; or (v) downtime caused by in-advance communicated maintenance not to exceed four hours. As applicable, Customer will only be entitled to Financial Credit for Downtime of a particular instance as either a Single Instance or Instances in Multiple Regions, but not both. Intellectual Property Rights The content, organization, graphics, design, interface layout, interface text, source code, compilation, and other matters related to the APLD Services are protected under applicable copyrights, trademarks, trade dress, patents, trade secrets and other intellectual property rights (collectively, “Intellectual Property”). The copying, redistribution, use or publication by Customer of any Intellectual Property, content, document, or other materials accessed through the APLD Services, or any part of the APLD Services, is strictly prohibited. Customer does not acquire ownership rights to any Intellectual Property, content, document or other materials accessed through the APLD Services. These TOS do not grant either party any rights, implied or otherwise, to the other's content or any of the other's Intellectual Property. As between the parties, Customer owns all rights in Customer Data (including all object and source code contained therein), and APLD owns all rights in the APLD Compute Platform and all APLD Services and related software (including third party software) If Customer chooses to provide input and suggestions regarding problems with or proposed modifications or improvements to any of part of the APLD Services (“Feedback”) then Customer hereby grants to APLD an unrestricted, perpetual, irrevocable, non-exclusive, fully-paid, royalty-free right to exploit the Feedback in any manner and for any purpose, including to improve the APLD Compute Platform and create other products and services. The trademarks, service marks, trade names, product names, logos and any variations thereof used by APLD in connection with the APLD Services are and shall remain the exclusive property of APLD, and any unauthorized use is

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 4 unlawful. Other product and company names mentioned in connection with the APLD Services may be trademarks of their respective owners, and may not be used by Customer in any form without express permission from the respective owners. Customer grants APLD permission for the right to use Customer’s name, logos, trademarks, and service marks and refer to Customer as a customer of APLD in its promotional and marketing materials and communications, provided that such use is in accordance with good business practice and in a manner to promote the reputation and goodwill of APLD and Customer. Subject to Customer’s strict compliance with these TOS, APLD grants Customer a limited, non-exclusive, non- transferable, non-sublicensable, revocable license to access and use the APLD Compute Platform as described in and subject to these TOS. Use of Customer Data APLD will only access or use or share Customer Data in accordance with its then current Privacy Policy in effect. Subject to these TOS, by providing Customer Data to or via the APLD Compute Platform, Customer grants APLD a license to host, store, transfer, display, perform, reproduce, modify for the purpose of formatting for display, and distribute Customer Data solely and exclusively for the purpose of providing the APLD Service to Customer. Customer is solely responsible for its Customer Data and agrees that APLD is not and will not in any way be liable for Customer Data. By providing Customer Data, Customer affirms, represents and warrants that: (1) its Customer Data and use thereof will not violate these TOS (including the AUP) or any applicable law, regulation, rule or third party rights; (2) Customer is solely responsible for the development, moderation, operation, maintenance, support and use of Customer Data, including when Customer Data is provided by Customer’s end users; (3) Customer’s Customer Data and its use thereof does not and will not: (i) infringe, violate, or misappropriate any third party right, including any copyright, trademark, patent, trade secret, moral right, privacy right, right of publicity, or any other intellectual property or proprietary right; (ii) slander, defame, libel, or invade a right of privacy, publicity or other property rights of any other person; or (iii) cause us to violate any law, regulation, rule, or rights of third parties; and (4) except for the specific APLD services provided under this TOS or other express contract, Customer is solely responsible for the technical operation of Customer Data, including on behalf of Customer’s end users. Rules of Conduct Customer is solely responsible for the activity that occurs on its Account, regardless of whether the activities are undertaken by Customer, its employees, any third party (including Customer’s contractors or agents), Customer’s end users, licensees, or customers. Customer is responsible for notifying its employees, agents, and others related to Customer’s usage of the provisions of these TOS. Customer shall not (directly or indirectly): (i) decipher, decompile, disassemble, reverse engineer or otherwise attempt to derive any source code or underlying ideas or algorithms of any part of the APLD Compute Platform (including, without limitation, any application), except to the limited extent applicable laws specifically prohibit such restriction; (ii) modify, translate, or otherwise create derivative works of any part of the APLD Compute Platform; or (iii) copy, rent, lease, distribute, or otherwise transfer any of the rights that Customer receives hereunder. Customer shall abide by all applicable local, state, national and international laws and regulations. APLD’s reserves the right to access, read, preserve, and disclose any information as it reasonably believes is necessary to (i) respond to any applicable law, regulation, legal process or valid governmental request; (ii) enforce these TOS, including investigation of potential violations hereof; (iii) detect, prevent, or otherwise address fraud, security or technical issues; (iv) respond to user support requests; or (v) protect the rights, property or safety of APLD’s personnel, its other customers and the public The APLD Compute is subject to the trade and economic sanctions maintained by the Office of Foreign Assets Control (“OFAC”). By utilizing the APLD Services, Customer agrees to comply with these laws and regulations. Specifically, Customer represents and warrants that it is not (a) located in any country that is subject to OFAC’s trade and economic sanctions, currently Cuba, Iran, North Korea, Syria, and the Crimea region of the Ukraine; or (b) an individual or entity included on any U.S. lists of prohibited parties including: the Treasury Department’s List of Specially Designated Nationals List (“SDN List”) and Sectoral Sanctions List (“SSI List”). Additionally, Customer agrees not to – directly or indirectly – sell, export, reexport, transfer, divert, or otherwise dispose of any service received from APLD in contradiction with these laws and regulations.

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 5 Customer must utilize proper security protocols, such as setting strong passwords and access control mechanisms, safeguarding access to all logins and passwords, and verifying the trustworthiness of persons who are entrusted with Account access information. Customer is solely responsible for any unauthorized access to the Customer’s Account, and must notify APLD immediately of any such unauthorized access upon becoming aware of it. Customer agrees to notify APLD if and when Customer learns of any security incidents or breaches affecting the APLD Compute Platform and/or APLD Services, including unauthorized access to Customer’s Account or Account credentials, and shall aid in any investigation or legal action that is taken by authorities and/or APLD to investigate and cure the security incident or breach to the extent caused by the Customer Account or use of the APLD Services. Customer Responsibilities KYC/AML. Customer agrees to provide APLD with all information reasonably necessary for APLD to complete anti-money laundering and “know-your-client” due diligence on Customer. APLD reserves the right to accept or reject any customer in its sole discretion based on the results of such due diligence. Compliance with Laws. Customer’s use of APLD Services must at all times conform to all applicable laws, including international laws, the laws of the United States of America and the laws of the states in which Customer is doing business. Licenses and Permits. Customer shall be responsible for obtaining any licenses, permits, consents, and approvals from any federal, state, and local governments that may be necessary to utilize APLD Services. Deletion by Customer APLD will enable Customer to delete Customer Data in a manner consistent with the functionality of APLD Services. If Customer uses APLD Services to delete any Customer Data and that Customer Data cannot be recovered by Customer, this use will constitute an instruction to APLD to delete the relevant Customer Data from APLD’s systems in accordance with applicable law. APLD will comply with this instruction as soon as reasonably practicable and within a maximum period of one hundred eighty (180) days. Deletion on Termination On the closing of a Customer Account, Customer may instruct APLD to delete all Customer Data (including existing copies) from APLD’s systems in accordance with applicable law. APLD will, after a recovery period of up to thirty (30) days following such expiry, comply with this instruction as soon as reasonably practicable and within a maximum period of one hundred eighty (180) days. Customer is responsible for exporting any Customer Data it wishes to retain. Data Security Customer should refer to APLD’s Security and Compliance Datasheet for APLD’s data and privacy policies with respect to the APLD Compute Platform. Data Incidents Incident Notification. APLD will notify Customer promptly and without undue delay after becoming aware of a data security incident, and promptly take all commercially reasonable steps to minimize harm and secure Customer Data. Details of Data Security Incident. APLD’s notification of a data security incident will describe, to the extent possible, the nature of the incident, the measures taken to mitigate the potential risks and the measures APLD recommends Customer take to address the data security incident. Delivery of Notification. Notification(s) of any data security incident(s) will be delivered to the email address provided by Customer. No Assessment of Customer Data by APLD. APLD has no obligation to assess Customer Data in order to identify information subject to any specific legal requirements. No Acknowledgement of Fault by APLD. APLD’s notification of or response to a data security will not be construed as an acknowledgement by APLD of any fault or liability with respect to such incident.

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 6 No Warranty All APLD Services, including, without limitation, the services and products that APLD provides to integrate a Customer’s workflows with the APLD Compute Platform, are provided "as is" and on an "as available" basis (subject to the SLO). APLD disclaims all warranties of any kind, whether express or implied, relating to the APLD Compute Platform and all content delivered in connection thereto, including but not limited to: (a) any implied warranty of merchantability, fitness for a particular purpose, title, quiet enjoyment, or non-infringement; (b) any warranty arising out of course of dealing, usage, or trade; or (c) any warranty or guaranty relating to availability, accuracy, error rate, system integrity, or uninterrupted access. APLD does not warrant that: (i) the APLD Services will be secure or available at any particular time or location; (ii) any defects or errors will be corrected; (iii) any content or software available at or through the APLD Services is free of viruses or other harmful components; or (iv) the results of using the APLD Services will meet Customer’s requirements. Customer is responsible for ensuring the security of Customer’s environment that is using the APLD Compute Platform. The limitations, exclusions, and disclaimers in this section apply to the fullest extent permitted by law. APLD does not disclaim any warranty or other right that APLD is prohibited from disclaiming under applicable law. Indemnification Customer agree to defend, indemnify and hold harmless APLD and its licensee and licensors, and their respective employees, contractors, agents, officers and directors, from and against any and all claims, damages, obligations, losses, liabilities, costs or debt, and expenses (including but not limited to attorney's fees), resulting from or arising out of (a) Customer’s use and access of the APLD Compute Platform and other APLD Services; (b) a breach of these TOS; or (c) your Customer Data. Such indemnification obligations shall be limited to one year’s contract price. Limitation of Liability EXCEPT AS PROHIBITED BY LAW, EACH PARTYWILL HOLD THE OTHER PARTYAND ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS HARMLESS FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGE, HOWEVER IT ARISES (INCLUDING ATTORNEYS' FEES AND ALL RELATED COSTS AND EXPENSES OF LITIGATION AND ARBITRATION, OR AT TRIAL OR ON APPEAL, IF ANY, WHETHER OR NOT LITIGATION OR ARBITRATION IS INSTITUTED), WHETHER IN AN ACTION OF CONTRACT, NEGLIGENCE, OR OTHER TORTIOUS ACTION, OR ARISING OUT OF OR IN CONNECTION WITH THESE TOS, INCLUDING WITHOUT LIMITATION ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE, ARISING FROM THIS AGREEMENT AND ANY VIOLATION BY YOU OF ANY FEDERAL, STATE, OR LOCAL LAWS, STATUTES, RULES, OR REGULATIONS, EVEN IF THE PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. Governing Law and Jurisdiction Governing Law. The TOS and any dispute related thereto is governed by the laws of the State of California without regard to conflict of law principles. Jurisdiction. Customer and APLD each submit to the personal and exclusive jurisdiction of the state courts and federal courts located in San Francisco, County, California. Changes to Terms of Service These TOS may be amended and/or modified from time to time by APLD, without notice to Customer. Customer’s use of APLD Services will always be subject to the current version of these TOS that are then in effect. Accordingly, the Customer is responsible, and strongly encouraged, to revisit this page regularly in order to learn of any updates to the TOS. Waiver, Severability The waiver of any breach or default does not constitute the waiver of any subsequent breach or default. If any provision of these TOS is held to be illegal or unenforceable, it shall be deemed amended to conform to the applicable laws or regulations, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of these TOS shall continue in full force and effect. Relationship of the Parties The parties agree that their relationship hereunder is in the nature of independent contractors. Neither party shall be deemed to be the agent, partner, joint venturer, or employee of the other, and neither shall have any authority to make any agreements or representations on the other’s behalf. Each party shall be solely responsible for the payment of compensation, insurance and taxes of its own personnel, and such personnel are not entitled to the provisions of any employee benefits from the other party. Neither party shall have any authority to make any agreements or representations on the other’s behalf without the other’s written consent. Additionally, neither party

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 7 shall be responsible for any costs and expenses arising from the other party’s performance of its duties and obligations pursuant to these TOS. Third-Party Beneficiaries. Nothing in these TOS is intended, nor shall anything herein be construed to confer any rights, legal or equitable, in any person or entity other than the parties hereto and their respective successors and permitted assigns. Construction; Interpretation Unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular; masculine words include the feminine and neuter; “or” means “either or both” and shall not be construed as exclusive; “including” means “including but not limited to”; “any” and “all” shall not be construed as terms of limitation; and, a reference to a thing (including any right or other intangible asset) includes any part or the whole thereof. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation and construction of these TOS, and these TOS shall be construed as having been jointly drafted by the parties. The titles and headings for particular paragraphs, sections and subsections of these TOS have been inserted solely for reference purposes and shall not be used to interpret or construe the terms of these TOS.

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 8 Data Processing Agreement APLD Data Processing Agreement (DPA) This Data Processing Addendum (“DPA”) is subject to, incorporated with, and part of, the APLD Terms of Service (“TOS”) and is entered into between APLD (“Applied Digital Corporation”) and the customer identified in the TOS (“Customer”). APLD and Customer shall be collectively referred to herein as “Parties” and individually as a “Party”. The parties agree as follows: 1. Definitions. “Authorized Affiliate” means any of Customer’s affiliate(s) permitted to or otherwise receiving the benefit of APLD Services pursuant to the TOS. “Controller” means an entity that determines the purposes and means of the Processing of Personal Data. “APLD Services” means any product or service provided by APLD to Customer or its Authorized Affiliates pursuant to and as more particularly described in the TOS, including the APLD Compute Platform. “Data Protection Laws” means all applicable laws and regulations, including, without limitation, laws and regulations of the European Union; the European Economic Area and their member states; Switzerland; the United Kingdom; Canada and its provinces; the People's Republic of China; and the United States and its individual states; applicable to the Processing of Personal Data under this DPA, and include without limitation, the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (“GDPR”); the California Consumer Privacy Act of 2018, as amended from time to time, and including any implementing regulations (“CCPA”); the Personal Information Protection and Electronic Documents Act, S.C. 2000, c. 5 (“PIPEDA”); the Personal Information Protection Law of the People’s Republic of China, Adopted at the 30th meeting of the Standing Committee of the 13th National People's Congress on August 20, 2021. “Data Subject” means the identified or identifiable person to whom Personal Data relates. “Personal Data” means any information APLD Processes for Customer or its Authorized Affiliates that (i) identifies or relates to an individual who can be identified directly or indirectly from that data alone or in combination with other information in APLD’s possession or control or that APLD is likely to have access to, or any other information that is defined as “personal information” or “personal data” under any applicable Data Protection Laws. “Process” or “Processing” means any operation or set of operations which is performed upon Personal Data, whether or not by automatic means, including collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or any other activity that the relevant Data Protection Laws may otherwise include in the definition of processing. “Processor” means an entity that processes Personal Data on behalf of the Controller. “Security Incident” means any act or omission that compromises the security, confidentiality or integrity of Personal Data or the physical, technical, administrative or organizational safeguards put in place to protect it that rises to the level of a security breach or incident under the applicable Data Protection Laws. “Service Provider” means a Processor Processing Personal Data as a “service provider” as defined under applicable Data Protection Laws. “Standard Contractual Clauses” means the Standard Contractual Clauses based on the Commission Decision C(2010)593 Standard Contractual Clauses (Model 2: controller to processor) found at https://ec.europa.eu/info/law/law- topic/data-protection/international-dimension-data-protection/standard-contractual-clauses-scc_en, as set out in the Annex to Commission Decision (EU) 2021/914, which are incorporated herein by reference, and which a completed copy of the applicable Annexes are attached as Appendix B. “Sub-processor” means any Processor engaged by APLD or its affiliates to assist in fulfilling its obligations with respect to providing APLD Services pursuant to the TOS or this DPA. 2. Applicability. This DPA applies where and only to the extent that APLD processes Personal Data on behalf of the Customer or its Authorized Affiliates in the course of providing APLD Services that is subject to protection under Data Protection Laws.

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 9 Appendix A describes the general Personal Data categories and Data Subject types APLD may Process in connection with the providing the APLD Services pursuant to the TOS. 3. Processing of Personal Data. Role of the Parties. The Parties agree that in regard to the Processing of Personal Data under Data Protection Laws that define the Parties’ relationship as one between a Controller and a Processor (such as GDPR), Customer is the Controller and APLD is the Processor. The Parties agree that in regard to the Processing of Personal Data under Data Protection Laws that define the Parties’ relationship as one between a business and a Service Provider, (such as CCPA and PIPEDA), APLD is the Service Provider. The Parties agree that in regard to the Processing of Personal Data under Data Protection Laws that define the Parties’ relationship as one between a Personal Information Processor and an Entrusted Party, Customer is the Personal Information Processor and APLD is the Entrusted Party. Nothing in this DPA or in the TOS shall be construed as to state or imply that APLD has a direct relationship with the individual customers or users of Customer or its Authorized Affiliates or that APLD is acting as a Controller under Data Protection Laws. Customer Obligations. Customer shall, in its use of the APLD Services, Process Personal Data in accordance with, and in compliance with, all applicable laws, including, without limitation, Data Protection Laws. Customer shall have sole responsibility for the accuracy, quality and legality of Personal Data and the means by which Customer acquired any Personal Data, including, without limitation, receiving all necessary consents of each Data Subject and ensuring the accuracy of all Personal Data. APLD Processing of Personal Data. APLD agrees to Process Personal Data on behalf of and in accordance with Customer’s documented written instructions in connection with: (i) Processing in accordance with this DPA and the TOS; (ii) Processing in relation to the providing the APLD Services; or (iii) Processing otherwise required pursuant to applicable Data Protections Laws. The Parties agree that this DPA and the TOS set out Customer’s complete and final instructions to APLD in relation to the Processing of Personal Data and any processing outside the scope of such instructions (if any) shall require prior written agreement between Customer and APLD. 4. Sub-processing. Authorized Sub-processors. Customer understands and agrees that APLD may engage Sub-processors from time to time to process Personal Data on Customer's or its Authorized Affiliates’ behalf. In the event that APLD intends to engage a new Sub-processor with respect to the APLD Services, APLD will update the Customer at least two weeks in advance in writing to the Customer’s CEO. Sub-processor Obligations. When applicable, APLD shall: (i) enter into a written agreement with the Sub-processor imposing data protection terms that require the Sub-processor to protect the Personal Data to the standard required by Data Protection Laws; and (ii) remain responsible for its compliance with the obligations of this DPA and for any acts or omissions of the Sub-processor that cause APLD to breach any of its obligations under this DPA. Objection to Sub-processors. Customer may object in writing to APLD’s appointment of a Sub-processor on reasonable grounds relating to data protection by notifying APLD promptly in writing within five (5) calendar days of receipt of APLD’s notice in accordance with this DPA. Such notice shall explain the reasonable grounds for the objection. In such event, the Parties shall discuss such concerns in good faith with a view to achieving commercially reasonable resolution. If this is not possible, either Party may terminate the applicable APLD Services that cannot be provided by APLD without the use of the objected-to-new Sub-processor. 5. Security. Security Measures. APLD shall implement and maintain appropriate technical and organizational security measures to protect Personal Data from Security Incidents and to preserve the security and confidentiality of the Personal Data, in accordance with APLD's security standards described here (“Security Measures”). Confidentiality of Processing. APLD shall ensure that any person who is authorized by APLD to process Personal Data (including its staff, agents and subcontractors) shall be under an appropriate obligation of confidentiality (whether a contractual or statutory duty). Security Incident Response. Upon becoming aware of a Security Incident, APLD shall notify Customer within 24 hours and shall provide timely information relating to the Security Incident as it becomes known r. Updates to Security Measures. Customer acknowledges that the Security Measures are subject to technical progress and development and that APLD may update or modify the Security Measures from time to time. 6. Security Reports and Audits.

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 10 Upon Customer's written request, APLD shall provide (on a confidential basis) copies of relevant external certifications, audit report summaries and/or other documentation reasonably required by Customer to verify APLD's compliance with this DPA. APLD shall further provide written responses (on a confidential basis) to all reasonable requests for information made by Customer, including responses to information security and audit questionnaires, that Customer (acting reasonably) considers necessary to confirm APLD's compliance with this DPA, provided that Customer shall not exercise this right more than once per year. 7. International Transfers. If Data Protection Laws restrict cross-border Personal Data transfers, Customer will, and will cause its Authorized Affiliates so, only transfer that Personal Data to APLD under the following conditions: (i) APLD, either through its location or participation in a valid cross-border transfer mechanism under Data Protection Laws, as identified in Appendix A, may legally receive that Personal Data, or (ii) the transfer otherwise complies with Data Protection Laws for the reasons set forth in Appendix A. If any Personal Data transfer between Customer and APLD requires execution of Standard Contractual Clauses in order to comply with Data Protection Laws, the Parties agree the Standard Contractual Clauses will thereby be deemed incorporated herein, and will complete all relevant details in, and execute, the annexes to the Standard Contractual Clauses contained in Appendix B, and take all other actions required to legitimize the transfer. In the event of a conflict or inconsistency between this DPA and the Standard Contractual Clauses, the Standard Contractual Clauses shall prevail. 8. Return or Deletion of Data. Upon deactivation of APLD Services, all Personal Data shall be deleted pursuant to APLD’s retention and deletion policies. Notwithstanding the foregoing, APLD reserves the right to retain relevant data and information when required by applicable law; when under court order, subpoena, or other legal order; or when preserving evidence following or in anticipation of a civil or criminal lawsuit. 9. Cooperation. Cooperation. APLD shall (at Customer's expense), taking into account the nature of the processing, provide reasonable cooperation to assist Customer in responding to a Data Subject request made under applicable Data Protection Laws relating to the processing of Personal Data under the TOS. In the event that any such Data Subject request is made directly to APLD, APLD shall not respond to such request directly without Customer's prior authorization, unless legally compelled to do so (as determine in APLD’s good faith discretion). If APLD is required to respond to a Data Subject request, APLD shall promptly notify Customer and provide Customer with a copy of such Data Subject Request (to the extent legally permitted). Data Impact Assessment. To the extent APLD is required under applicable Data Protection Laws, APLD shall (at Customer's expense) provide reasonably requested information regarding APLD's Processing of Personal Data under the TOS to enable Customer to carry out data protection impact assessments or prior consultations with data protection authorities as required by law. 10. Sale of Personal Data. APLD shall: (a) not sell the Personal Data (including to the extent of the definition of “sell” as defined in the CCPA); (b) not retain, use or disclose Personal Data for any purpose other than for performing the APLD Services, in compliance with the TOS, or as otherwise permitted by applicable Data Protection Laws; (c) not retain, use or disclose the Personal Data for a commercial purpose (including to the extent of the definition of “commercial purpose” as defined in the CCPA) other than the agreed purposes set forth in the TOS; and (d) not retain, use, or disclose Personal Data outside of the direct business relationship between APLD and Customer, except as may otherwise be provided in this DPA. APLD hereby certifies that it understands and is willing to abide by the restrictions in this Section. 11. Miscellaneous. Notice Requirements. Any notices required to be delivered by APLD to Customer shall be sent to [EMAIL]. Any notices required to be delivered by Customer to APLD hereunder shall be sent to support@APLD.com. Term. APLD will Process Personal Data for the duration of the DPA, unless otherwise agreed in writing. Severability. If one or more provisions of this DPA are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that such provision was not required by the Data Protection Laws and the Parties cannot reach a mutually agreeable and enforceable replacement, then (a) such provision shall be excluded from this DPA, (b) the balance of this DPA shall be interpreted as if such provision were so excluded, and (c) the balance of this DPA shall be enforceable in accordance with its terms.

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 11 Limitation of Liability. Each Party’s liability arising out of or related to this DPA, whether in contract, tort or under any other theory of liability, is subject to those limitations of liability set forth in the TOS and any reference in the TOS limiting a Party’s liability means the aggregate liability of that Party under the TOS and this DPA. Governing Law. Apart from the specific provisions and requirements governed by Data Protection Laws, this DPA and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The Standard Contractual Clauses shall be governed by the law of one of the EU Member States, provided such law allows for third-party beneficiary rights. The Parties agree that this shall be the law of Ireland. Any dispute arising from the Standard Contractual Clauses shall be resolved by the courts of an EU Member State. The Parties agree that those shall be the courts of Dublin, Ireland. APPENDIX A PERSONAL DATA PROCESSING PURPOSES AND DETAILS Business Purposes: Use of Personal Data in performance of APLD Services pursuant to the TOS; storage of Personal Data; computer processing of Personal Data for data transmission; and improvement of service features and functionalities provided as part of APLD’s Services. Personal Data Categories: Customer Personal Data relating to individuals provided to APLD via APLD Services, by (or at the direction of) the Data Controller, which may include: ● name ● email address ● telephone number ● address data ● geographic location ● IP address ● cookie id ● browser data (type, version, language, OS version) ● login credentials ● access, usage, actions and events taken on the APLD Compute Platform, including pages viewed, searches, and installs. ● company name ● contract data ● invoice data ● financial data such as bank account data, credit or debit card data ● any application specific data transferred by Authorized Users Data Subject Types: Unless provided otherwise by the data exporter, transferred Personal Data relates to the following categories of Data Subjects: employees, contractors, Business Partners or other individuals having Personal Data stored, transmitted to, made available to, accessed or otherwise processed by (or at the direction of) Customer. Competent Supervisory Authority: Where Customer is the data exporter, the supervisory authority shall be the competent supervisory authority that has supervision over the Customer in accordance with Clause 13 of the EU Standard Contractual Clauses. Approved Sub-processors: Identify Counterparty’s legal basis for receiving Personal Data with cross-border transfer restrictions (select one): ● Located in an EEA Member State or in a country with a current determination of adequacy (list country): ● Binding Corporate Rules ● Standard Contractual Clauses ● Other (describe in detail):

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 12 APPENDIX B STANDARD CONTRACTUAL CLAUSES ANNEX I A. LIST OF PARTIES Data exporter(s): [Identity and contact details of the data exporter(s) and, where applicable, of its/their data protection officer and/or representative in the European Union] Name: … Address: … Contact person’s name, position and contact details: … Activities relevant to the data transferred under these Clauses: … Signature and date: … Role (controller/processor): … Data importer(s): [Identity and contact details of the data importer(s), including any contact person with responsibility for data protection] Name: … Address: … Contact person’s name, position and contact details: … Activities relevant to the data transferred under these Clauses: … Signature and date: … Role (controller/processor): … B. DESCRIPTION OF TRANSFER Categories of data subjects whose personal data is transferred ……………………….. Categories of personal data transferred ……………………….. Sensitive data transferred (if applicable) and applied restrictions or safeguards that fully take into consideration the nature of the data and the risks involved, such as for instance strict purpose limitation, access restrictions (including access only for staff having followed specialized training), keeping a record of access to the data, restrictions for onward transfers or additional security measures.……………………….. The frequency of the transfer (e.g. whether the data is transferred on a one-off or continuous basis).………………………… Nature of the processing………………………… Purpose(s) of the data transfer and further processing……………………….. The period for which the personal data will be retained, or, if that is not possible, the criteria used to determine that period …………………….. C. COMPETENT SUPERVISORY AUTHORITY Identify the competent supervisory authority/ies in accordance with Clause 13 …………………………. ANNEX II - TECHNICAL AND ORGANIZATIONAL MEASURES INCLUDING TECHNICAL AND ORGANIZATIONAL MEASURES TO ENSURE THE SECURITY OF THE DATA Description of the technical and organizational measures implemented by the data importer(s) (including any relevant certifications) to ensure an appropriate level of security, taking into account the nature, scope, context and purpose of the processing, and the risks for the rights and freedoms of natural persons: ANNEX II - LIST OF SUB-PROCESSORS

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 13 Acceptable Use Policy APLD Acceptable Use Policy (AUP) Last updated: July 2023 This Acceptable Use Policy (this “AUP”) describes material and activities that are not allowed in connection a Customer’s use of APLD Services. This AUP is not exhaustive, and APLD reserves the right to take remedial action in connection with content or uses that APLD determines fall within the scope of this AUP, irrespective of whether the content or uses are specifically described below. The Customer is responsible for violations of this AUP by anyone using Customer’s Account, with or without Customer’s permission or authorization. The Customer is also responsible for violations of this AUP by its end users. The Customer’s use of APLD Services to assist another person in an activity that would violate this AUP if performed by the Customer is also a violation of this AUP. APLD may modify this AUP at any time by posting a revised version on the APLD websites and/or its Terms of Service (the “TOS”). All capitalized and formally defined terms in this AUP have the same meaning as in the TOS. Illegal or Abusive Activity or Content Customer may not use APLD Services for any unlawful or abusive purpose. Prohibited activities include but are not limited to: ● Illegal Activities: Any use of APLD Services to engage in, further, promote, encourage, or obfuscate illegal conduct or activities, including the dissemination of content that has been determined by a court of competent jurisdiction to be unlawful; ● Fraudulent or Harmful Activities: Engaging in activities that are deceptive or harmful to others, or that would harm APLD’s operations or reputation, including offering or disseminating fraudulent goods, services, schemes, or promotions (e.g., Ponzi and pyramid schemes, phishing, or pharming), deceptively impersonating another person or entity, or engaging in other fraudulent or misleading practices; ● ● Unlawful Pornography: Disseminating child pornography or depictions of nudity or sexual activity obtained or disseminated without the consent of those depicted (e.g., “revenge pornography”) ● ● Controlled Substances: Unlawfully selling or distributing controlled substances, including but not limited to any illegal or prescription drugs. Security Violations The Customer may not use APLD Services to violate the security or integrity of any network, computer or communications system, software application, or network or computing device (each, a “System”). Prohibited activities include but are not limited to: ● Harmful Software: Content, software, or any other technology that may damage, interfere with, surreptitiously intercept, or expropriate any computer system, program, or data, including any viruses, malware, spyware, adware, Trojan horses, worms, or time bombs; ● ● ● Falsification of Origin: Using fake or misleading TCP-IP packet headers, e-mail headers, or any part of a message describing its origin or route. This prohibition does not include the use of aliases or anonymous remailers. Network Abuse Customer may not make network connections to any users, hosts, or networks unless Customer has express permission to communicate with them. Prohibited activities include but are not limited to: ● ● ● Intentional Interference: Interfering with the proper functioning of any System, including any deliberate attempt to overload a System by mail bombing, news bombing, broadcast attacks, flooding techniques, or conducting a denial of service (“DoS”) attack;

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 14 ● Operation of Certain Network Services: Operating open proxies, open mail relays, open recursive domain name servers, Tor exit nodes, or other similar network services; ● Avoiding System Restrictions: Using manual or electronic means to avoid any use limitations placed on a System, such as access limits and storage restrictions; ● Retaliation Against APLD: Any conduct that results in or is likely to result in retaliation against APLD, including APLD Services, or APLD’s employees, officers or other agents, including engaging in behavior that results in or is likely to result in any APLD server being the target of a DoS attack; ● Withholding Identity: Any activity intended to withhold or cloak identity or contact information, including the omission, deletion, forgery or misreporting of any transmission or identification information, such as return mailing and IP addresses; and ● APLD Monitoring and Enforcement APLD reserves the right, but has no obligation, to investigate any suspected violation of this AUP or misuse of APLD Services by the Customer about which APLD has actual knowledge. In connection with such investigations, APLD may report any activity that it reasonably suspects may violate any law or regulation to appropriate law enforcement officials, regulators, or other appropriate third parties. Such reporting may include disclosing, reviewing and preserving appropriate customer information consistent with applicable law. APLD may also cooperate with appropriate law enforcement agencies, regulators, or other appropriate third parties to help with the investigation and prosecution of illegal conduct by providing network and systems information related to alleged violations of this AUP. Consequences of Violation of AUP If APLD determines, in its good faith discretion, that Customer has violated this AUP, APLD may remove, disable access to, or modify any content or resource and/or suspend or terminate Customer’s use of APLD Services. APLD may also intercept or block any content or traffic belonging to Customer or its end users in instances where APLD Services are being used unlawfully or not in accordance with this AUP. APLD’s right to suspend or terminate the Customer’s use of APLD Services applies even if a violation is committed unintentionally or without the Customer’s authorization. Nothing in this AUP may be construed as an obligation on APLD to act at any given time or with respect to any given instance, and APLD may exercise such right at any time within its sole discretion. Reporting of Violations of this AUP If Customer becomes, or should reasonably become, aware of any suspected violation of this AUP, Customer must notify APLD by providing a full explanation of the bases for the violation. APLD can request Customer’s assistance to help stop or remedy the violation.

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 15 Last updated: July 2023 Security & Compliance APLD Security & Compliance. Customer data privacy is built into the foundation of APLD’s platform. From the datacenter through the software layer, customer data is protected using industry best practices, tracked and access controlled. Multiple Layer Physical Security Before Access ● Our datacenters are limited-access buildings with no visible signage. ● 24/7/365 Security guard at the entryway ● Photo ID verification and sign-in / sign-out with automatic background checks required for entry ● Biometric access & signed NDAs are required for employees ● All guests and vendors must be accompanied by a staff member Access Monitoring & Data Safeguarding ● Paper documents shredded on-site ● Locked and secure infrastructure and communication cabinets ● Cameras positioned at each cage, aisle, and door-access point ● Real-time access tracking ● Ongoing digital door-access log Logical Access Controls ● Comprehensive logical separation of customers in storage, network and execution layers ● All employees are under NDA, and can only access customer data as needed for critical operations ● Logging and access control applied to all infrastructure handling ● Comprehensive response plan for security events ● Firewall restricting inbound internet connections Preventing Breaches ● Physical and Logical intrusion prevention strategies ● Distributed denial of service (DDoS) mitigation ● TLS encryption of all internet bound traffic

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 16 Addendum to Terms of Service Customer Specifications and Pricing The APLD Terms of Service (this “Addendum”) is subject to, incorporated with, and part of, the APLD Terms of Service (“TOS”) and is entered into between APLD (“Applied Digital Corporation”) and Together.ai (“Customer”). APLD and Customer shall be collectively referred to herein as “Parties” and individually as a “Party”. Terms used herein but not defined have the meanings given to such terms in the TOS. The parties agree as follows: Term Customer agrees to retain APLD and the Host to provide the APLD Services pursuant to this Addendum for a period of 24 Months from the date hereof (the “Term”). The customer has the ability to extend their term to an additional 12 months. Hardware/Service Partner The hardware and software partner for the provision of the APLD Services to Customer is TBD (the “Partner”). The Partner will provide all hardware and the setup thereof for Customer’s APLD Equipment. The Partner may also provide additional services for repairs or other requests by Customer pursuant to a separate Services Addendum with Partner. Hardware/Physical Servers The hardware provided for Customer’s use of the APLD Services (the “Hardware”) will be as follows: GPUs Hosted: ● [***] Compute Node Specifications: ● [***] Network specifications: ● [***] Storage Specifications: ● [***] Delivery The Hardware will be delivered according to the following schedule at an APLD Selected Colocation Facility 1. 1,024 GPUs by December, 2023

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 17 Pricing and Payment Terms Customer shall pay the following for APLD Services provided pursuant to this Addendum. Term Description Date of Agreement November 30th, 2023 Services Provider agrees to provide certain services to Customer as set forth in the Service Agreement dated (the “Service Agreement”) Price $[***]/Hr. for a 24-Month Reserve Per GPU pricing is inclusive of minimum storage cost. Storage Price [***] standalone storage included at no additional charge. The provider will transfer over costs for additional optional storage if selected by Client. Base Term 24 Months Term Extension Optional 12 Additional Months with [***] Price Escalation Location An APLD Selected** Colocation Facility Total No. of GPUs 1,024.00* Prepayment Client shall make a prepayment of [***] of total service fee due upon Acceptance of Delivery of the hardware(the “Prepayment”). Client shall additionally provide a [***] letter of credit upon agreement signing that shall expire when the Prepayment is completed. Acceptance of Delivery When a new portion of the hardware is first delivered to Together, it will be considered to be in an Acceptance Period, during which Together will run performance tests and report any material issues. Material issues would be any issues that prohibit the use of hardware for commercial workloads. The minimum acceptance period is 7 days. Together will not make any payments during the acceptance period. Acceptance of Delivery occurs when Together declares, in writing, that the delivery is accepted. Delivery Obligation Provider is obligated to deliver the Services by the selected dates. Failure to deploy grants the Customer the option to revoke, defer, or cancel the contract within 90 days written notice to Provider of such failure. Revocation and Term Extension The customer has the right to revoke or extend the contract within the base term upon a 30-day notice to the Provider. The Provider reserves the right to exercise any due prepayment credits after evaluating reallocation costs and usage exercised by the customer within the operable deployment. Service Obligation Provider shall fulfill its obligation under the Service Agreement to provide the services described therein within 24 months from the date of this Addendum Credit per Month If Provider fulfills its obligations under the Service Agreement within the selected base term or term extension from the date of this Addendum, Customer shall be entitled to a credit of [***]/ (Term in Months) of the Prepayment for each month that Provider provides the services described in the Service Agreement. Total Credit Amount [***] of the total service fee – due as per term. Governing Law This Supplement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provisions. Entire Agreement This Supplement and the TOS constitute the entire agreement between the parties and supersedes all prior negotiations, understandings, and agreements between the parties, whether written or oral. *Subject to Market Availability, Manufacturer and Hardware Provider Delays **Location is based on Market Availability

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 18 Exhibit A - SLA Service Credits In the event that the Provider fails to meet the agreed upon uptime level in a given monthly period, the Provider will provide service credits to the Customer as follows: ● Uptime of 98.8% - 0% of the monthly service fee ● Uptime below 98.8% - Uptime Credit Percentage Basis % of the monthly service fee Uptime Credit Percentage Basis Monthly Uptime Percentage Percentage Credited Less than 98.8% but equal to or greater than 95.0% [***] Less than 95.0% but equal to or greater than 90.0% [***] Less than 90.0% [***]

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2

Schedule A

Service Level Deliverables Defining Compute Performance

Deliverable	Description	Billing Frequency	Service Deliverable
Dedicated GPU Hardware	Provision of dedicated GPU hardware resources as per specified schedule.	Monthly	Hardware Deployment and Access
Network Connectivity	At a minimum, basic network connectivity supporting intra-cluster communication and internet access for the Customer and their associated workloads.	Monthly	Network Configuration Supporting Access
Storage Access	Access to local storage on each node. The Bare Metal GPU Service will provide adequate and efficient storage space for the intended workload, reviewed between both parties on a quarterly basis and adjusted before each new quarter begins.	Monthly	Storage Setup and Configured to Access
Security and Compliance	Implementation of security measures and compliance with regulations.	Monthly	Security Checkpoint
Technical Support	Provision of technical support for troubleshooting and issue resolution.	As needed	Ongoing Support
Scheduled Maintenance	Scheduled maintenance activities to optimize hardware performance.	As needed	Maintenance Schedule
Uptime Guarantee	Commitment to a specified uptime percentage for uninterrupted services.	Monthly	Monitoring and Reporting
Data Backup and Recovery	Information on data backup and recovery responsibility.	N/A	Data Protection Strategy
Server Access	Remote access to the bare metal servers for configuration, deployment, and management purposes.	As needed	Server Access Setup
Network IP Allocation	Provision of dedicated IP addresses for network communication and external access to the servers.	Monthly	IP Allocation Setup
Bare Metal Technicalities	Implementation of bare metal-specific technical requirements, such as BIOS settings, hardware monitoring, and firmware updates.	As needed	Hardware Optimization
Disaster Recovery Planning	Collaboration on disaster recovery strategies and plans to ensure business continuity in case of data loss or hardware failures.	As needed	Disaster Recovery Plan
OS Installation and Setup	Installation and setup of the operating system and required software on the bare metal servers.	As needed	OS Deployment and Configuration
Performance Monitoring	Implementation of monitoring tools to track server performance, resource utilization, and potential bottlenecks.	Monthly	Performance Monitoring
Customization and Scaling	Discussion of customization options and potential scalability of the bare metal infrastructure to meet changing requirements.	As needed	Scaling Strategy
Compliance Audits	Periodic audits to ensure compliance with industry standards and regulations, with necessary adjustments as needed.	Quarterly	Compliance Review

DISCLAIMER: Please note that the billing frequency and project milestones may vary based on your specific agreement with the service provider and the unique characteristics of your project. This table provides an extensive overview of various deliverables and considerations associated with bare metal services.

19

DocuSign Envelope ID: 3B8F3EFF-713E-4B05-B0A2-1213C3021DF2 20 IN WITNESS WHEREOF, the parties have executed this Addendum and Agreement as of the Effective Date. Applied Digital Corporation /s/ David Rench Name: David Rench Title: CFO Together.ai /s/ Vipul Ved Prakash Name: Vipul Ved Prakash Title: CEO